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[Cenveo logo]

                                                                  Exhibit 99.1



                                                                  NEWS RELEASE

               CENVEO CORPORATION, SUBSIDIARY OF CENVEO, INC.,
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               ACCEPTS 8-3/8% SENIOR SUBORDINATED NOTES DUE 2014
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                     OF CADMUS COMMUNICATIONS CORPORATION
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STAMFORD, CT - (MARCH 19, 2007) - Cenveo, Inc. (NYSE: CVO, "Cenveo") announced today that its wholly-owned subsidiary, Cenveo Corporation, a Delaware corporation (the "Company"), has accepted for purchase all $20,875,000 of the outstanding $125,000,000 aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2014 of Cadmus Communications Corporation (CUSIP No. 127587AD5) (the "Notes") that were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 16, 2007 (the "Consent Payment Deadline"). The Company had made a cash tender offer to purchase any or all of the Notes pursuant to its Offer to Purchase and Consent Solicitation Statement dated March 5, 2007 (the "Offer to Purchase").

The tender offer and consent solicitation were subject to the satisfaction of certain conditions, including receipt of consents from holders of a majority of the outstanding Notes. The Company has not received consents from holders of a majority of the outstanding Notes and has determined to waive the condition that it receive such consents. Accordingly, the Company will not make proposed amendments to the indenture governing the Notes that would, as contemplated by the Offer to Purchase, have eliminated substantially all of the restrictive covenants and certain events of default in the indenture.

The Company will pay total consideration of $1,015.00 per $1,000 principal amount of Notes to holders who validly tendered and did not withdraw their Notes prior to the Consent Payment Deadline. Any remaining Notes validly tendered and not withdrawn


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before the Expiration Date (as defined below) but after the Consent Payment
Deadline will receive the tender offer consideration of $1,005.00 per $1,000 principal amount of Notes. The tender offer for Notes is scheduled to expire at 5:00 p.m., New York City time, on March 30, 2007.

The complete terms and conditions of the tender offer are described in the Offer to Purchase, copies of which may be obtained by contacting MacKenzie Partners, Inc., the information agent for the offer, at (212) 929-5500 (collect) or (800) 322-2885 (U.S. toll-free). Wachovia Securities and JPMorgan are the dealer managers and solicitation agents for the tender offer and consent solicitation. Additional information concerning the tender offer and consent solicitation may be obtained by contacting Wachovia Securities, Liability Management Group, at (704) 715-8341 (collect) or (866) 309-6316 (US toll-free) or JPMorgan, High Yield Capital Markets, at (212) 270-3994 (collect).

This press release does not constitute an offer to sell or a solicitation of an offer to buy any Notes or other securities, nor shall there be any sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is also not an offer to purchase or a solicitation of consents with respect to, any Notes or other securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 5, 2007.



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CENVEO (NYSE: CVO), HEADQUARTERED IN STAMFORD, CONNECTICUT, IS A LEADER IN THE
MANAGEMENT AND DISTRIBUTION OF PRINT AND RELATED PRODUCTS AND SERVICES. THE COMPANY PROVIDES ITS CUSTOMERS WITH LOW-COST SOLUTIONS WITHIN ITS CORE BUSINESSES OF COMMERCIAL PRINTING AND PACKAGING, ENVELOPE, FORM, AND LABEL MANUFACTURING, AND PUBLISHER SERVICES; OFFERING ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. WITH 10,000 EMPLOYEES WORLDWIDE, CENVEO DELIVERS EVERYDAY FOR ITS CUSTOMERS THROUGH A NETWORK OF PRODUCTION, FULFILLMENT, CONTENT MANAGEMENT, AND DISTRIBUTION FACILITIES ACROSS THE GLOBE.


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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein. Factors that could cause actual results to differ materially from management's expectations include, without limitation: (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry;
(7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations;
(13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company's business. Additional information regarding these and other factors can be found in Cenveo, Inc.'s periodic filings with the SEC, which are available at http://www.cenveo.com.


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Inquiries from analysts and investors should be directed to Robert G. Burton,
Jr. at (203) 595-3005.